FOR:	FOG CUTTER CAPITAL GROUP INC.

CONTACT:	Fog Cutter Capital Group Inc.

	(503) 221-6500	Andrew A. Wiederhorn, CEO
	(503) 221-6500	R. Scott Stevenson, CFO

For Immediate Release

FOG CUTTER CAPITAL GROUP INC. ANNOUNCES SALE OF GEORGE ELKINS MORTGAGE BANKING UNIT

Portland OR — February 28, 2007 — Fog Cutter Capital Group Inc. (OTC: FCCG) announced that its wholly owned subsidiary, Fog Cap Commercial Lending Inc., has sold its mortgage brokerage unit, George Elkins Mortgage Banking Company.  The Fog Cutter affiliate owned 51% of George Elkins, and together with management, sold the entire commercial mortgage brokerage operation to a division of MuniMae for $10.4 million. Milestone Advisors, LLC represented the sellers in the transaction.

Headquartered in Los Angeles, with offices in the southern California market, George Elkins provides brokerage services in the origination of commercial mortgages. George Elkins specializes in arranging commercial real estate loans for a variety of property types, such as apartments, hotels, small office, and retail centers, with loan amounts typically between $1 million and $50 million.  During 2006, George Elkins facilitated the placement of over $1.0 billion in commercial mortgages.  George Elkins also manages a commercial loan servicing portfolio in excess of $1.1 billion for various investors.

Fog  Cap Commercial Lending  made its original $2.3 million investment in George Elkins in 2002.  At that time, George Elkins  originated approximately $485  million  annually  in  new  loans.  Since then, loan production has increased each year to over $1 billion annually for 2005 and 2006.  Over the course of its investment, Fog Cutter received cash distributions from George Elkins of approximately $4.9 million.  Fog Cutter expects to recognize a gain on the sale of George Elkins of approximately $2.5 million during the first quarter of 2007.

The sale of George Elkins is in line with Fog Cutter’s strategy to divest its non-core subsidiaries and concentrate its focus on the growth of its Fatburger Corporation restaurant operations.  Fog Cutter acquired a controlling interest in Fatburger in August 2003 and currently owns in excess of 80% voting control. Fatburger, “The Last Great Hamburger Stand”®, opened its first restaurant in Los Angeles in 1952.  There are currently 86 Fatburger restaurants located in 14 states and Canada.  The restaurants specialize in fresh, made to order hamburgers and other specialty sandwiches.  French fries, homemade onion rings, hand-scooped ice cream shakes and soft drinks round out the menu.

Fog Cutter currently conducts its operations in four business segments: (1) restaurant operations through its Fatburger subsidiary; (2) manufacturing activities conducted through its DAC International subsidiary; (3) real estate operations; and (4) software development and sales conducted through its Centrisoft Corporation subsidiary.

Forward Looking Statements

Certain statements contained herein and certain statements contained in future filings by the Company with the SEC may not be based on historical facts and are “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-Looking Statements which are based on various assumptions (some of which are beyond the Company’s control) may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Actual results could differ materially from those set forth in Forward-Looking Statements due to a variety of factors, including, but not limited to the following:

•                  economic factors, particularly in the market areas in which the Company operates;

•                  the financial and securities markets and the availability of and costs associated with sources of liquidity;

•                  competitive products and pricing;

•                  the real estate market, including the real estate market in Barcelona, Spain and the commercial real estate market in California;

•                  the ability to sell assets to maintain liquidity;

•                  fiscal and monetary policies of the U.S. Government;

•                  changes in prevailing interest rates;

•                  changes in currency exchange rates;

•                  acquisitions and the integration of acquired businesses;

•                  performance of retail/consumer markets, including consumer preferences and concerns about diet;

•                  effective expansion of the Company’s restaurants in new and existing markets;

•                  profitability and success of franchisee restaurants;

•                  availability of quality real estate locations for restaurant expansion;

•                  the market for Centrisoft’s software products;

•                  credit risk management; and

•                  asset/liability management.

Except as may be required by law, the Company does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions which may be made to any Forward-Looking Statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.